INVESTMENT ADVISORY AGREEMENT


ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.
1345 Avenue of the Americas
New York, New York 10105

July 22, 1992,as amended as of May 1, 1997,
May 1, 2001, May 1, 2003, May 1, 2004 and
September 7, 2004


Alliance Capital Management L.P.
1345 Avenue of the Americas
New York, N.Y. 10105

Dear Sirs:

	We herewith confirm our agreement with you as follows:

	1.	We are an open-end, diversified management investment company registered under the Investment Company Act of 1940 (the "Act"). We are currently authorized to issue separate classes of shares and our Directors are authorized to reclassify and issue any unissued shares to any number of additional classes or series (Portfolios) each having its own investment objective, policies and restrictions, all as more fully described in the Prospectus and the Statement of Additional Information constituting parts of the Registration
Statement filed on our behalf under the Securities Act of 1933 and the Act. We are engaged in the business of investing and reinvesting our assets in securities of the type and in accordance with the limitations specified in our Articles of Incorporation, By-Laws, Registration Statement filed with the Securities and Exchange
Commission under the Securities Act of 1933 and the Act, and any representations made in our Prospectus and Statement of Additional Information, all in such manner and to such extent as may from time to time be authorized by our Directors. We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof.

	2.	(a)	We hereby employ you to manage the investment and
reinvestment of the assets in each of our Portfolios as above specified, and, without limiting the generality of the foregoing, to provide management and other services specified below.

		(b)	You will make decisions with respect to all purchases
and sales of securities in each of our Portfolios. To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of our assets. In all purchases, sales and other transactions in securities in each of our Portfolios you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as we might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.
You are permitted to utilize the services of one or more Sub-Advisers in connection with the management of the Global Bond Portfolio, subject to your obtaining our prior approval of any such Sub-Advisory Agreement.

		(c)	You will report to our Directors at each meeting thereof all changes in each Portfolio since the prior report, and will also keep us in touch with important developments affecting any Portfolio and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in our Portfolios, the industries in which they engage, or the
conditions prevailing in the economy generally. You will also furnish us with such statistical and analytical information with respect to securities in each of our Portfolios as you may believe appropriate or as we reasonably may request. In making such purchases and sales of securities, you will bear in mind the policies set from time to time by our Directors as well as the limitations imposed by our Articles of Incorporation and our Registration Statement under the Act and the
Securities Act of 1933, the limitations in the Act and of the Internal
Revenue Code in respect of regulated investment companies and the investment objective, policies and restrictions for each of our
Portfolios.

		(d)	It is understood that you will from time to time employ or
associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. No obligation may be incurred on our behalf in any such respect. During the continuance of this agreement at our request you will provide to us persons satisfactory to our Directors to serve as our officers.
You or your affiliates will also provide persons, who may be our officers, to render such clerical, accounting and other services to us as we may from time to time request of you. Such personnel may be employees of you or your affiliates. We will pay to you or your affiliates the cost of such personnel for rendering such services to us at such rates as shall from time to time be agreed upon between us, provided that all time devoted to the investment or reinvestment of securities in each of our Portfolios shall be for your account.
Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties. Furthermore, you or your affiliates (other than us) shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject. You or your affiliates (other than us) shall also be responsible for the payment of any expenses incurred in promoting the sale of our shares (other than the portion of promotional expenses to be borne by us in accordance with an effective plan pursuant to Rule 12b-1 under the Act and costs of printing our prospectuses and other reports to stockholders and fees related to registration with the Securities and Exchange Commission and with state regulatory authorities).

	3.	It is further agreed that you shall be responsible for the portion of the net expenses of each of our Portfolios (except interest, taxes, brokerage, fees paid in accordance with an effective plan pursuant to Rule 12b-1 under the Act, expenditures which are capitalized in accordance with generally acceptable accounting principles and extraordinary expenses, all to the extent permitted by applicable state law and regulation) incurred by us during each of our fiscal years or portion thereof that this agreement is in effect between us which, as to a Portfolio, in any such year exceeds the limits applicable to such Portfolio under the laws or regulations of any state in which our shares are qualified for sale (reduced pro rata for any portion of less than a year). We hereby confirm that, subject to the foregoing, we shall be responsible and hereby assume the obligation for payment of all our other expenses, including: (a) payment of the fee payable to you under paragraph 5 hereof; (b) custody, transfer and dividend disbursing expenses; (c) fees of directors who are not your affiliated persons; (d) legal and auditing expenses; (e) clerical, accounting and other office costs; (f) the cost of personnel providing services to us, as provided in subparagraph (d) of paragraph 2 above; (g) costs of printing our prospectuses and stockholder reports; (h) cost of maintenance of corporate existence; (i) interest charges, taxes, brokerage fees and commissions; (j) costs of stationery and supplies;
k) expenses and fees related to registration and filing with the Securities and Exchange Commission and with state regulatory authorities and (1) such promotional expenses as may be contemplated by an effective plan pursuant to Rule 12b-1 under the Act provided, however, that our payment of such promotional expenses shall be in the amount, and in accordance with the procedures, set forth in such plan.

4. We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

5. In consideration of the foregoing, we will pay you a monthly fee at an annual rate equal to the Applicable Percentage, as defined below, of the average daily value of the net assets of each Portfolio managed by you. Such fee shall be accrued by us daily and shall be payable in arrears on the last day of each calendar month for services performed hereunder during such month. Your reimbursement, if any, of our expenses as provided in paragraph 3 hereof, shall be estimated and paid to us monthly in arrears, at the same time as our payment to you for such month. Payment of the advisory fee will be reduced or postponed, if necessary, with any adjustments made after the end of the year. The Applicable Percentage shall be: (i) for our Money Market Portfolio, .45 of 1% of the first $2.5 billion, .40 of 1% of the excess over $2.5 billion up to $5 billion and .35 of 1% of the excess over $5 billion of such Portfolio's aggregate net assets; (ii) for our Premier Growth Portfolio, .75 of 1% of the first $2.5 billion, .65 of 1% of the excess over $2.5 billion up to $5 billion and .60 of 1% of the excess over $5 billion of such Portfolio's aggregate net assets;
(iii) for our Growth and Income Portfolio, .55 of 1% of the first
$2.5 billion, .45 of 1% of the excess over $2.5 billion up to $5 billion and .40 of 1% of the excess over $5 billion of such Portfolio's aggregate net assets; (iv) for our U.S. Government/High Grade Securities Portfolio, .45 of 1% of the first $2.5 billion, .40 of 1% of the excess over $2.5 billion up to $5 billion and .35 of 1% of the excess over $5 billion of such Portfolio's aggregate net assets; (v) for our High-Yield Portfolio, .50 of 1% of the first
$2.5 billion, .45 of 1% of the excess over $2.5 billion up to $5 billion and .40 of 1% of the excess over $5 billion of such Portfolio's average net assets; (vi) for our Total Return Portfolio, ..55 of 1% of the first $2.5 billion, .45 of 1% of the excess over $2.5 billion up to $5 billion and .40 of 1% of the excess over $5 billion of such Portfolio's aggregate net assets; (vii) for our International Portfolio, .75 of 1% of the first $2.5 billion, .65 of 1% of the excess over $2.5 billion up to $5 billion and .60 of 1% of the excess over $5 billion of such Portfolio's aggregate net assets; (viii) for our Global Bond Portfolio, .45 of 1% of the first $2.5 billion, .40 of 1% of the excess over $2.5 billion up to $5 billion and .35 of 1% of the excess over $5 billion of such Portfolio's aggregate net assets; (ix) for our Americas Government Income Portfolio, .50 of 1% of the first $2.5 billion, .45 of 1% of the excess over $2.5 billion up to $5 billion and .40 of 1% of the excess over $5 billion of such Portfolio's aggregate net assets; (x) for our Utility Income Portfolio, ..55 of 1% of the first $2.5 billion, .45 of 1% of the excess over $2.5 billion up to $5 billion and .40 of 1% of the excess over $5 billion of such Portfolio's aggregate net assets; (xi) for our Global Dollar Government Portfolio, .50 of 1% of the first $2.5 billion,
..45 of 1% of the excess over $2.5 billion up to $5 billion and .40 of 1% of the excess over $5 billion of such Portfolio's aggregate net assets; (xii) for our Worldwide Privatization Portfolio, .75 of 1% of the first $2.5 billion, .65 of 1% of the excess over $2.5 billion up to $5 billion and .60 of 1% of the excess over $5 billion of such Portfolio's aggregate net assets; (xiii) for our Growth Portfolio, ..75 of 1% of the first $2.5 billion, .65 of 1% of the excess over $2.5 billion up to $5 billion and .60 of 1% of the excess over $5 billion of such Portfolio's average net assets; (xiv) for our Technology Portfolio, .75 of 1% of the first $2.5 billion, .65 of 1% of the excess over $2.5 billion up to $5 billion and .60 of 1% of the excess over $5 billion of such Portfolio's aggregate net assets;
(xv) for our Small Cap Growth Portfolio, .75 of 1% of the first
$2.5 billion, .65 of 1% of the excess over $2.5 billion up to $5 billion and .60 of 1% of the excess over $5 billion of such Portfolio's aggregate net assets; (xvi) for our Real Estate
Investment Portfolio, .55 of 1% of the first $2.5 billion, .45 of 1% of the excess over $2.5 billion up to $5 billion and .40 of 1% of the excess over $5 billion of such Portfolio's average net assets; (xvii) for our AllianceBernstein International Value
Portfolio, .75 of 1% of the first $2.5 billion, .65 of 1% of the excess over $2.5 billion up to $5 billion and .60 of 1% of the excess over $5 billion of such Portfolio's average net assets; (xviii) for our AllianceBernstein Small Cap Value Portfolio, .75 of 1% of the first $2.5 billion, .65 of 1% of the excess over $2.5 billion up to $5 billion and .60 of 1% of the excess over $5 billion of such Portfolio's average net assets; (xix) for our AllianceBernstein Value Portfolio, .55 of 1% of the first $2.5 billion, .45 of 1% of the excess over $2.5 billion up to $5 billion and .40 of 1% of the excess over $5 billion of such Portfolio's average net assets; (xx) for our AllianceBernstein U.S. Large Cap Blended Style Portfolio, .65 of
1% of the first $2.5 billion, .55 of 1% of the excess over $2.5 billion up to $5 billion and .50 of 1% of the excess over $5 billion of such Portfolio's average daily net assets; (xxi) for our AllianceBernstein Wealth Appreciation Strategy Portfolio, 0.65% of the first $2.5 billion in average daily net assets, 0.55% of the second $2.5 billion in average daily net assets and 0.50% of the excess over $5 billion in average daily net assets; and (xii) for our AllianceBernstein Balanced Wealth Strategy Portfolio, 0.55% of the first $2.5 billion in average daily net assets, 0.45% of the second $2.5 billion in average daily net assets and 0.40% of the excess over $5 billion in average daily net assets.

6. This agreement shall become effective on the date hereof and shall remain in effect with respect to each Portfolio until December 31, 19971 and thereafter for successive twelve-month periods (computed from each January 1) with respect to each such Portfolio provided that such continuance is specifically approved at least annually by our Directors or by majority vote of the holders of the outstanding voting securities (as defined in the Act) of such Portfolio, and, in either case, by a majority of our Directors who are not parties to this agreement or interested persons, as defined in the Act, of any such party (other than as our directors) provided further, however, that if the continuation of this agreement is not approved as to a Portfolio, you may continue to render to such Portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon the effectiveness of this agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This agreement may be terminated with respect to any Portfolio at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities (as so defined) of such Portfolio, or by a vote of a majority of our Directors on sixty days' written notice to you, or by you with respect to any Portfolio on sixty days' written notice to us.

7. This agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this agreement shall terminate automatically in the event of such transfer, assignment, sale, hypothecation or pledge by you. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

	8.	(a)	Except to the extent necessary to perform your obligations
hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the Directors of Alliance Capital Management Corporation, your general partner, who may also be a Director of ours, or persons otherwise affiliated with us (within the meaning of the Act), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

(b) You will notify us of any change in the general partners of your partnership within a reasonable time after such change.

8. If you cease to act as our investment adviser, or in any event, if you so request in writing, we agree to take all necessary action to change the name of our corporation to a name not including the word "Alliance". You may from time to time make available without charge to us for our use such marks or symbols owned by you, including marks or symbols containing the name "Alliance" or any variation thereof, as you may consider appropriate. Any such marks or symbols so made available will remain your property and will have the right, upon notice in writing, to require us to cease the use of such mark or symbol at any time.

	If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours,

AllianceBernstein Variable Products Series Fund, Inc.


						By:
						   ________________________
						   Mark R. Manley
						   Secretary


Accepted:
July 22, 1992, as
amended as of May 1, 1997,
May 1, 2001, May 1, 2003,
May 1, 2004 and September 7, 2004

Alliance Capital Management L.P.
By:	Alliance Capital Management Corporation,
	its General Partner


By:
  ________________________
  Marc O. Mayer
  Executive Vice President





S:\MF_Legal\Advisory Agreements\9-7-04 AVP.doc
1 December 31, 1998 with respect to Real Estate Investment Portfolio, April 30, 2003 with respect to AllianceBernstein International Value Portfolio, AllianceBernstein Small Cap Value Portfolio and AllianceBernstein Value Portfolio, April 30, 2005 with respect to AllianceBernstein U.S. Large Cap Blended Style Portfolio and April 30, 2006 with respect to AllianceBernstein Wealth Appreciation Strategy Portfolio and AllianceBernstein Balanced Wealth Strategy Portfolio.
1